Exhibit 16

Holtz Rubenstein Reminick LLP
125 Bayliss Road
Melville, NY 11747-3823

August 5, 2008

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated August 4, 2008, of Frequency Electronics, Inc. and are in agreement with the statements contained in the first two sentences of the first paragraph and the second through fifth paragraphs. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Holtz Rubenstein Reminick LLP
Holtz Rubenstein Reminick LLP